**FORM NO. 7a** **Registration No. 34296**

**BERMUDA**

# CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

**THIS IS TO CERTIFY** that a Memorandum of Increase of Share Capital

of

**SFL Corporation Ltd.**

was delivered to the Registrar of Companies on the **1st** day of **September 2020** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **5th** day of **March 2021**

**Maria Boodram**
for **Registrar of Companies**

Capital prior to increase: US$ 2,000,000.00

Amount of increase: US$ 1,000,000.00

Present Capital: US$ 3,000,000.00